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ACCENTURE HOLDINGS PLC

Notice of Annual General Meeting of Shareholders
to be held on February 8, 2017

The shareholders of Accenture Holdings plc, an Irish public limited company registered with the Irish Registrar of Companies under the registration number 560222, with registered and principal executive offices at 1 Grand Canal Square, Grand Canal Harbour, Dublin 2, Ireland (“Accenture Holdings” or the “Company”), are cordially invited to attend the
ANNUAL GENERAL MEETING

which will be held on February 8, 2017, at 12:30 p.m., local time in Ireland, at Accenture Holdings’ registered office, located at 1 Grand Canal Square, Grand Canal Harbour, Dublin 2, Ireland (the “Annual General Meeting”) with the following agenda of proposals:

1.	to grant the Board of Directors of Accenture Holdings (the “Board”) the authority to issue shares under Irish law;

2.	to grant the Board the authority to opt-out of statutory pre-emption rights under Irish law;

3.
to authorize Accenture International S.à r.l., a wholly-owned subsidiary of Accenture Holdings, or any successor entity (“Accenture International”), to purchase Accenture Holdings ordinary shares off-market; and

4.	to determine the price range at which Accenture Holdings can re-allot shares that it acquires as treasury shares under Irish law.
The foregoing proposals are more fully described, and the full text of each of the proposals is set forth, in the information statement accompanying this notice.
During the Annual General Meeting, our Irish financial statements for the period from September 1, 2015 to August 31, 2016 and the reports of the Board and of the external auditors of Accenture Holdings will be available for inspection and consideration by our shareholders.
Copies of the accompanying information statement and our Irish financial statements for the period from September 1, 2015 to August 31, 2016, which include the reports of the Board and of the external auditors of Accenture Holdings on Accenture Holdings’ 2016 Irish financial statements, are accessible through the Investor Relations section of the Accenture plc website. You may also request any of these materials and information in print free of charge by making a written request to Accenture Holdings plc c/o Accenture, 161 N. Clark Street, Chicago, IL 60601, United States of America, Attention: Secretary; or at Accenture Holdings’ registered office at 1 Grand Canal Square, Grand Canal Harbour, Dublin 2, Ireland, Attention: Secretary.
The Board has fixed 11:59 p.m., local time in Ireland, on December 12, 2016 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual General Meeting. This means that only those persons who were registered holders of Accenture Holdings ordinary shares at such time on that date will be entitled to receive notice of the Annual General Meeting and to attend and vote at the meeting or at any adjournments or postponements thereof. Proof of ownership of shares as of the record date, as well as a form of personal identification, must be presented in order to be admitted to the Annual General Meeting.
The Board is not asking you for a proxy in connection with the Annual General Meeting, and you are requested not to send us a proxy. As of the record date, Accenture plc held 96% of the Accenture Holdings ordinary shares entitled to vote at the Annual General Meeting and therefore has the power, acting by itself, to approve all matters scheduled to be voted upon at the Annual General Meeting.

Important Notice Regarding the Availability of the Notice of Annual General Meeting of Shareholders and Information Statement for the Annual General Meeting To Be Held on February 8, 2017: This Notice of Annual General Meeting of Shareholders and Information Statement and our Irish financial statements, which include the reports of the Board of Directors of Accenture Holdings and of the external auditors of Accenture Holdings, are available on the Investor Relations section of the Accenture website (http://investor.accenture.com). Information on or accessible through the website is not incorporated herein by reference.

The accompanying information statement is dated December 27, 2016 and is first being mailed to shareholders of Accenture Holdings on or about December 29, 2016.

By order of the Board of Directors

Dated: December 27, 2016

ACCENTURE HOLDINGS PLC

INFORMATION STATEMENT

GENERAL INFORMATION

WE ARE NOT ASKING YOU FOR A PROXY IN CONNECTION WITH THE ANNUAL GENERAL MEETING AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

Date, Time and Place

This information statement is provided to the shareholders of Accenture Holdings plc, an Irish public limited company with registered and principal offices at 1 Grand Canal Square, Grand Canal Harbour, Dublin 2, Ireland (“Accenture Holdings” or the “Company”) and registered with the Irish Registrar of Companies under the registration number 560222, in connection with the annual general meeting of Accenture Holdings’ shareholders to be held at 12:30 p.m. local time in Ireland on February 8, 2017 (the “Annual General Meeting”) at Accenture Holdings’ registered office, located at 1 Grand Canal Square, Grand Canal Harbour, Dublin 2, Ireland. This information statement is first being sent to shareholders on or about December 29, 2016.

Who Can Vote; Votes Per Share

All persons who were registered holders of Accenture Holdings ordinary shares at 11:59 p.m., local time in Ireland, on December 12, 2016 (the “record date”) are shareholders of record for the purposes of the Annual General Meeting and, other than Accenture Holdings and its direct and indirect subsidiaries, will be entitled to vote at the Annual General Meeting. As of such time, there were 661,996,369 outstanding ordinary shares of Accenture Holdings held by 938 shareholders of record (which numbers do not include Accenture Holdings ordinary shares held by Accenture Holdings and/or its subsidiaries). 634,695,027 of those outstanding shares (or 96%) were held by Accenture Holdings’ controlling shareholder, Accenture plc (“Accenture plc”), an Irish public limited company and parent company of Accenture Holdings (together with its controlled subsidiaries, “Accenture”). These shareholders of record will be entitled to one vote per ordinary share of Accenture Holdings on all matters submitted to a vote of shareholders, so long as those votes are represented at the Annual General Meeting. Your shares will be represented if you attend and vote at the Annual General Meeting in person or by proxy, which proxy need not be a shareholder of the Company. While we are not requesting a proxy from you and no further votes are necessary to approve the matters scheduled to be voted on at the Annual General Meeting, you are entitled under Irish law to vote in person or by proxy. Any proxy, in the form prescribed by the Companies Act 2014 of Ireland, must be properly signed and dated and received at the Company’s registered office, located at 1 Grand Canal Square, Grand Canal Harbour, Dublin 2, Ireland, by no later than 11:59 p.m., local time in Ireland on February 6, 2017.

Quorum and Voting Requirements

Quorum. Under Accenture Holdings’ articles of association, no business shall be transacted at the Annual General Meeting unless a quorum is present. A quorum requires the presence of at least one person holding or representing by proxy (whether or not such holder actually exercises his or her voting rights in whole, in part or at all at the meeting) more than 50% of the total issued voting rights of ordinary shares of Accenture Holdings. The quorum requirement will be satisfied because Accenture plc, which held 96% of the aggregate outstanding Accenture Holdings ordinary shares entitled to vote as of the record date, will be present at the Annual General Meeting as required by Accenture Holdings’ articles of association.

Voting. The following table summarizes the voting requirements for each of the proposals set out in the notice of the Annual General Meeting, with each holder of Accenture Holdings ordinary shares of record and entitled to vote having one vote per share. Abstentions will not affect the voting results.

Proposals	Required Approval
1. Grant Board Authority to Issue Accenture Holdings Ordinary Shares	Majority of Votes Cast
2. Grant Board Authority to Opt-Out of Statutory Pre-emption Rights	75% of Votes Cast
3. Authorization of Accenture International S.à r.l. or any successor entity (“Accenture International”) to Purchase Accenture Holdings Ordinary Shares Off-Market	75% of Votes Cast
4. Determine Price Range for the Re-Allotment of Treasury Shares	75% of Votes Cast

Accenture plc held 96% of the aggregate outstanding Accenture Holdings ordinary shares entitled to vote as of the record date and, therefore, has the power, acting by itself, to approve all matters scheduled to be voted upon at the Annual General Meeting. Accenture plc will vote all of the shares that it holds in favor of approving each of the proposals set out in the notice of the Annual General Meeting. Therefore, all such proposals will be passed at the Annual General Meeting.

ITEMS OF BUSINESS FOR THE ANNUAL GENERAL MEETING

The agenda for the Annual General Meeting includes the following proposals:

Proposal Number One — To grant the Board the authority to issue Accenture Holdings ordinary shares under Irish law

Under Irish law, directors of an Irish public limited company must have authority from its shareholders to issue any shares, including shares which are part of the company’s authorized but unissued share capital. Our current authorization, approved by Accenture Holdings shareholders at our annual general meeting held on February 1, 2016, will expire on August 1, 2017. The authority sought under this proposal replaces our current authorization, and it is intended that this authority will be sought at each subsequent annual general meeting of the Company.

Granting the Board this authority is a routine matter for public companies incorporated in Ireland. This authority is fundamental to our business and enables us to issue shares, including, if applicable, to facilitate share transactions between Accenture Holdings and Accenture plc and to facilitate our shareholders’ ability to redeem their Accenture Holdings shares for shares in Accenture plc. We are not asking you to approve an increase in our authorized share capital or to approve a specific issuance of shares. Instead, approval of this proposal will only grant the Board the authority to issue shares that are already authorized under the Company’s articles of association upon the terms below.

Ordinary Resolution

The text of the resolution in respect of Proposal Number One is as follows:

“That the directors be and are hereby generally and unconditionally authorized with effect from the passing of this resolution to exercise all powers of the Company to allot and issue relevant securities (within the meaning of Section 1021 of the Companies Act 2014) up to an aggregate nominal amount of the authorized but unissued ordinary share capital of the Company as of the date of this resolution, and the authority conferred by this resolution shall expire 18 months from the passing of this resolution, unless previously renewed, varied or revoked; provided that the Company may make an offer or agreement before the expiry of this authority, which would or might require any such securities to be allotted after this authority has expired, and in that case, the directors may allot and issue relevant securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired.”

Required Vote

As required under Irish law, the resolution in respect of Proposal Number One is an ordinary resolution that requires the affirmative vote of a simple majority of the votes cast and with a quorum requirement of more than 50% of the ordinary shares of Accenture Holdings outstanding and entitled to vote as of the record date for the Annual General Meeting. Abstentions will not affect the voting results.

Proposal Number Two — To grant the Board the authority to opt-out of statutory pre-emption rights under Irish law

Under Irish law, unless otherwise authorized, when an Irish public limited company issues shares for cash, it is required first to offer those shares on the same or more favorable terms to existing shareholders of the company on a pro-rata basis (commonly referred to as the statutory pre-emption right). Our current authorization, which granted the Board the authority to opt-out of the statutory pre-emption rights provision of Irish law, was approved by Accenture Holdings shareholders at our annual general meeting held on February 1, 2016, and will expire on August 1, 2017. The authority sought under this proposal replaces our current authorization, and it is intended that this authority will be sought at each subsequent annual general meeting of the Company.

Similar to the authorization sought for Proposal Number One, this authority is fundamental to our business and, if applicable, will enable share transactions between Accenture Holdings and Accenture plc and will facilitate our shareholders’ ability to redeem their Accenture Holdings shares for shares in Accenture plc. We are not asking you to approve an increase in our authorized share capital or to approve a specific issuance of shares. Instead, approval of this proposal will only grant the Board the authority to issue shares that are already authorized under the Company’s articles of association. Without this authorization, in each case where we issue shares for cash, we would first have to offer those shares on the same or more favorable terms to all of our existing shareholders.

Special Resolution

The text of the resolution in respect of Proposal Number Two is as follows:

“As a special resolution, that, subject to the passing of the resolution in respect of Proposal Number One as set out above and with effect from the passing of this resolution, the directors be and are hereby empowered pursuant to Section 1023 of the Companies Act 2014 to allot equity securities (as defined in Section 1023 of that Act) for cash, pursuant to the authority conferred by Proposal Number One as if sub-section (1) of Section 1022 of that Act did not apply to any such allotment. The authority conferred by this resolution shall expire 18 months from the passing of this resolution, unless previously renewed, varied or revoked; provided that the Company may make an offer or agreement before the expiry of this authority, which would or might require any such securities to be allotted after this authority has expired, and in that case, the directors may allot equity securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired.”

Required Vote

As required under Irish law, the resolution in respect of Proposal Number Two is a special resolution that requires the affirmative vote of at least 75% of the votes cast and with a quorum requirement of more than 50% of the ordinary shares of Accenture Holdings outstanding and entitled to vote as of the record date for the Annual General Meeting. Abstentions will not affect the voting results.

Proposal Number Three — To authorize Accenture International to purchase Accenture Holdings ordinary shares off-market

In order to fund certain share management transactions, including: the redemption of ordinary shares of Accenture Holdings held by members of Accenture Leadership (which is comprised of managing directors and senior managing directors, along with members of the Accenture plc global management committee (Accenture plc’s primary management and leadership team, which consists of approximately 20 of its most senior leaders)), it is proposed that, on the instruction of Accenture Holdings, Accenture International be authorized to purchase ordinary shares of Accenture Holdings.

Under Irish law, Accenture International, as a subsidiary of Accenture Holdings, may only purchase ordinary shares of Accenture Holdings pursuant to a purchase contract that has been authorized by special resolution of the shareholders of Accenture Holdings before entry into the contract. Pursuant to the proposed purchase contract, Accenture International will agree to purchase ordinary shares of Accenture Holdings on receipt of an instruction from Accenture Holdings, at a price and in accordance with the terms of that instruction. It is not intended that ordinary shares of Accenture Holdings held by Accenture plc will be purchased pursuant to this resolution. Off-market purchases of ordinary shares of Accenture Holdings were previously approved by our shareholders on February 1, 2016. The authority sought under this proposal replaces our current authorization, which will expire on August 1, 2017. Irish law requires that this authorization be renewed by our shareholders every 18 months, and it is therefore intended that this authority will be sought at each subsequent annual general meeting of the Company. As required by Irish law, the proposed purchase contract is available for inspection at our registered office at 1 Grand Canal Square, Grand Canal Harbour, Dublin 2, Ireland and will remain on display during business hours at our registered office up to, and including, the date of the Annual General Meeting.

Special Resolution

The text of the resolution in respect of Proposal Number Three is as follows:

“As a special resolution, that Accenture International S.à r.l. is hereby generally authorized in accordance with the proposed purchase contract to make off-market purchases (as defined by Section 1075 of the Companies Act 2014) of ordinary shares of the Company (excluding these shares held by Accenture plc) and the authority conferred by this resolution shall expire 18 months from the date of this resolution, unless previously renewed, varied or revoked.”

Required Vote

As required under Irish law, the resolution in respect of Proposal Number Three is a special resolution that requires the affirmative vote of at least 75% of the votes cast and with a quorum requirement of more than 50% of the ordinary shares of Accenture Holdings outstanding and entitled to vote as of the record date for the Annual General Meeting. Abstentions will not affect the voting results.

Proposal Number Four — To determine the price range at which the Company can re-allot shares that it acquires as treasury shares under Irish law

Under our articles of association, holders of our ordinary shares are entitled to have their ordinary shares redeemed for cash or for Class A ordinary shares of Accenture plc. Our articles of association also authorize our Board to redeem a holder’s ordinary shares at any time for Class A ordinary shares of Accenture plc using the valuation method described in our articles of association, where our Board receives a satisfactory opinion from an internationally recognized counsel or professional tax advisor that such redemption should be tax-free with respect to such holder. Any shares that Accenture Holdings redeems can, as a matter of Irish law, either be cancelled or held as treasury shares by Accenture Holdings.

Under Irish law, our shareholders must authorize the price range at which Accenture Holdings may re-allot any shares held in treasury shares as new shares of Accenture Holdings. In this Proposal Number Four, that price range is expressed as a percentage of the minimum and maximum of the closing market price of a Class A ordinary share of Accenture plc on the day preceding the day on which the relevant share is re-allotted. Irish law requires that this authorization be renewed by our shareholders every 18 months. Our current authorization, approved by Accenture Holdings shareholders on February 1, 2016, will expire on August 1, 2017. The authority sought under this proposal replaces our current authorization, and it is intended that this authority will be sought at each subsequent annual general meeting of the Company.

The authority being sought from our shareholders provides that the minimum and maximum prices at which a treasury ordinary share may be re-allotted are 1% (or nominal value where the re-allotment of treasury shares is required to satisfy an obligation under any employee compensation program (including any share scheme or option scheme) operated by Accenture) and 200%, respectively, of the closing market price of a Class A ordinary share of Accenture plc on the New York Stock Exchange the day preceding the day on which the relevant share is re-allotted. Any re-allotment of treasury shares will only be at price levels that the Company considers to be in the best interests of our shareholders.

Special Resolution

The text of the resolution in respect of Proposal Number Four is as follows:

“As a special resolution, that for the purposes of Section 1078 of the Companies Act 2014, the re-allotment price range at which any treasury shares for the time being held by the Company may be re-allotted shall be as follows:

(a) The maximum price at which a treasury share may be re-allotted shall not be more than 200% of the closing price on the New York Stock Exchange of a Class A ordinary share of Accenture plc on the day preceding the day on which the relevant share is re-allotted by the Company.

(b) The minimum price at which a treasury share may be re-allotted shall be the nominal value of the share where such a share is required to satisfy an obligation under any employee compensation program (including any share scheme or option scheme) operated by Accenture or, in all other cases, not less than 1% of the closing price on the New York Stock Exchange of a Class A ordinary share of Accenture plc on the day preceding the day on which the relevant share is re-allotted by the Company.

(c) The re-allotment price range as determined by paragraphs (a) and (b) shall expire 18 months from the date of the passing of this resolution unless previously varied, revoked or renewed in accordance with the provisions of Section 109 and/or 1078 (as applicable) of the Companies Act 2014.”

Required Vote

As required under Irish law, the resolution in respect of Proposal Number Four is a special resolution that requires the affirmative vote of at least 75% of the votes cast and with a quorum requirement of more than 50% of the ordinary shares of Accenture Holdings outstanding and entitled to vote as of the record date for the Annual General Meeting. Abstentions will not affect the voting results.

Recommendation of the Board of Directors

The Board recommends that Accenture Holdings shareholders vote “FOR” each of Proposals One, Two, Three and Four at the Annual General Meeting.

Accenture plc held 96% of Accenture Holdings ordinary shares entitled to vote as of the record date and, therefore, has the power, acting by itself, to satisfy the quorum requirement and to approve all matters scheduled to be voted upon at the Annual General Meeting. Accenture plc will vote all of the shares that it holds in favor of approving Proposals One, Two, Three and Four. Therefore, all of the Proposals will be passed at the Annual General Meeting.

BENEFICIAL OWNERSHIP

Beneficial Ownership of More than Five Percent

As of December 12, 2016, the only person known by Accenture Holdings to be a beneficial owner (as defined below) of more than 5% of Accenture Holdings’ ordinary shares was as follows:

	Ordinary Shares
Name and Address of Beneficial Owner	Shares Beneficially Owned		% of Shares Beneficially Owned
Accenture plc
1 Grand Canal Square Grand Canal Harbour Dublin 2, Ireland	634,695,027	(1)	96%	(1)
_______________

(1)
In addition, Accenture plc may be deemed to beneficially own 358,210,732 ordinary shares held by Accenture Holdings and wholly-owned subsidiaries of Accenture Holdings. Under Irish law, shares of Accenture Holdings held by Accenture Holdings or any of its direct or indirect subsidiaries may not be voted at meetings of the shareholders of Accenture Holdings.

Beneficial Ownership of Directors and Executive Officers

To our knowledge, except as otherwise indicated, each of the persons listed below has sole voting and investment power with respect to the shares beneficially owned by him or her. For purposes of the table below, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, pursuant to which a person is deemed to have “beneficial ownership” of any shares that such person has the right to acquire within 60 days after December 12, 2016. For purposes of computing the percentage of outstanding Accenture Holdings ordinary shares and/or Accenture plc Class A ordinary shares and/or Class X ordinary shares held by each person or group of persons named below, any shares that such person or group of persons has the right to acquire within 60 days after December 12, 2016 are deemed to be outstanding but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person or group of persons.

The following beneficial ownership table sets forth, as of December 12, 2016, information regarding beneficial ownership of Accenture Holdings ordinary shares and Accenture plc Class A ordinary shares and Class X ordinary shares held by (1) each of our directors and named executive officers and (2) all of our current directors and executive officers as a group.

Name(1)										Percentage of the Total Number of Accenture plc Class A and Class X Ordinary Shares Beneficially Owned

	Accenture Holdings Ordinary Shares(2)			Accenture plc Class A Ordinary Shares			Accenture plc Class X Ordinary Shares
	Shares Beneficially Owned	% Shares Beneficially Owned		Shares Beneficially Owned	% Shares Beneficially Owned		Shares Beneficially Owned	% Shares Beneficially Owned
Pierre Nanterme	91,597	*	%	287,186	**	%	91,597	***	%	****	%
David P. Rowland(3)	—	—		21,808	**		—	—		****
Gianfranco Casati	—	—		60,298	**		—	—		****
Alexander van ’t Noordende(4)	—	—		154,578	**		—	—		****
Julie Sweet(5)	—	—		18,012	**		—	—		****
All directors and executive officers as a group (13 persons)(6)	220,640	*	%	1,024,028	**	%	194,004	***	%	****	%

*	Less than 1% of Accenture Holdings’ ordinary shares outstanding.

**	Less than 1% of Accenture plc’s Class A ordinary shares outstanding.

***	Less than 1% of Accenture plc’s Class X ordinary shares outstanding.

****	Less than 1% of the total number of Accenture plc’s Class A ordinary shares and Class X ordinary shares outstanding.

(1)	Address for all persons listed is c/o Accenture, 161 N. Clark Street, Chicago, IL 60601, USA.

(2)
Subject to the provisions of its memorandum and articles of association, Accenture Holdings is obligated, at the option of the holder of such shares and at any time, to redeem any outstanding Accenture Holdings ordinary shares. Accenture Holdings has the option to pay the redemption price with cash or by delivering Accenture plc Class A ordinary shares generally on a one-for-one basis as provided for in the memorandum and articles of association of Accenture Holdings. Each time an Accenture Holdings ordinary share is redeemed, Accenture plc has the option to, and intends to, redeem an Accenture plc Class X ordinary share from that holder, for a redemption price equal to the nominal value of the Accenture plc Class X ordinary share, or $0.0000225.

(3)	Includes 2,171 restricted share units that could be delivered as Accenture plc Class A ordinary shares within 60 days from December 12, 2016.

(4)	Includes 7,907 restricted share units that could be delivered as Accenture plc Class A ordinary shares within 60 days from December 12, 2016.

(5)	Includes 6,507 restricted share units that could be delivered as Accenture plc Class A ordinary shares within 60 days from December 12, 2016.

(6)	Includes 40,044 restricted share units that could be delivered as Accenture plc Class A ordinary shares within 60 days from December 12, 2016.

OTHER MATTERS
The Board of Directors of Accenture Holdings is not aware of any matters not set forth herein that may come before the Annual General Meeting.
Dated: December 27, 2016